Business Financing Modification Agreement AND CONSENT
This Business Financing Modification Agreement and Consent is entered into as of August 30, 2018, by and among IZEA WORLDWIDE, INC. (F/K/A IZEA, INC.) (ìIZEAî), EBYLINE, INC. (ìEbylineî), TAPINFLUENCE, INC. (ìTapInfluenceî and, together with IZEA and Ebyline, individually and collectively, jointly and severally, the ìBorrowerî), and Western Alliance Bank, an Arizona corporation (ìLenderî).

1.
Description of Existing Indebtedness: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2013, by and between Borrower and Lender, as may be amended from time to time (the ìBusiness Financing Agreementî). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all existing and future indebtedness owing by Borrower to Lender shall be referred to as the ìIndebtednessî and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the ìExisting Documents.î

2.	Description of Change in Terms.

A.
CONSENT TO NAME CHANGE.    To the extent its consent may be necessary or required under the Business Financing Agreement, Lender hereby consents to (i) ìIZEA, Inc.î forming the new corporation ìIZEA Worldwide, Inc.î and (ii) merging ìIZEA Worldwide, Inc.î into ìIZEA, Inc.î and amending its legal name to ìIZEA Worldwide, Inc.î. In addition, all references to ìIZEA, Inc.î in the Business Financing Agreement and the other Existing Documents are deemed to mean, and all such references are amended to mean ìIZEA Worldwide, Inc.î.

B.
ADDITIONAL BORROWER. As of the date hereof, TapInfluence hereby joins the Business Financing Agreement and all other Existing Documents as a ìBorrowerî thereunder and hereunder and each reference to ìBorrowerî in the Existing Documents, and herein shall mean and refer to each of IZEA, Ebyline and TapInfluence, individually and collectively. Any reference in the Existing Documents to Borrower, IZEA and Ebyline, or other terms that refer to a Borrower shall also mean and refer to TapInfluence, and Borrowers and Lender acknowledge and agree that the Existing Documents shall remain in full force and effect in accordance with their terms. TapInfluence (i) assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Business Financing Agreement and all other Existing Documents, and (ii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting to a Borrower with respect to the Existing Documents and all other representations and warranties contained in the Business Financing Agreement and the other Existing Documents with respect to a Borrower. Without limiting the generality of the foregoing, TapInfluence grants Lender a security interest in the Collateral described in the Business Financing Agreement to secure performance and payment of all Obligations under the Business Financing Agreement, and authorizes Lender to file financing statements with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder and under the Existing Documents. In addition, within 60 days from the date hereof, TapInfluence shall establish and maintain all bank accounts (including, without limitation, TapInfluence’s existing checking account maintained at Square 1) at Lender.

C.MODIFICATION TO BUSINESS FINANCING AGREEMENT.

(i)	The definition of ìFinance Charge Percentageî set forth in Section 14.1 of the Business Financing Agreement is hereby amended and restated in its entirety to read as follows:

ì ìFinance Charge Percentageî means a rate per year equal to the Prime Rate plus 1.50 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.î

3.	Consistent Changes. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.No Defenses oF Borrower/General Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a ìReleasing Partyî) acknowledges that Lender would not enter into this Business Financing Modification Agreement and Consent without Releasing Party’s assurance that is has no current or pending claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement and Consent, and except for claims of fraud or misrepresentation, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Releasing party waives the provisions of California Civil Code section 1542, which states:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and Consent and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

5.
Continuing Validity. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement and Consent, the terms of the Existing Documents remain unchanged in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement and Consent in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement and Consent shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser or guarantor will be released by virtue of this Business Financing Modification Agreement and Consent. The terms of this paragraph apply not only to this Business Financing Modification Agreement and Consent, but also to any subsequent business financing modification agreements.

6.Notice of Final Agreement. By signing this document each party represents and agrees that: (A) this written agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

7.Countersignature. This Business Financing Modification Agreement and Consent shall become effective only when executed by Lender and Borrower.

Borrower:                    Lender:

IZEA WORLDWIDE, INC.	Western Alliance Bank, an Arizona corporation

By: /s/ Michael Heald	By: /s/ D. Todd Runge

Name: Michael Heald	Name: D. Todd Runge

Title: Chief Financial Officer	Title: Vice President

ebyline, INC.

By: /s/ Michael Heald

Name: Michael Heald

Title: Chief Financial Officer

tapinfluence, INC.

By: /s/ Michael Heald

Name: Michael Heald

Title: Treasurer